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                                                                     EXHIBIT 5.1
                                                                     -----------
                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018           WASHINGTON
                                 410-539-2530                     NEW YORK
                               FAX: 410-539-0489                PHILADELPHIA
                                                                   EASTON
                                                                   LONDON


                               November 11, 1996

Sylvan Learning Systems, Inc.
9135 Guilford Road
Columbia, Maryland 21046


                    Re:  Registration Statement on Form S-3
                         ----------------------------------

Dear Sirs:

        We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 544,486 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which were previously issued by the Company and are being registered for resale by the holders thereof.

        In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.
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                                                               PIPER & MARBURY
                                                                    L.L.P.


Sylvan Learning Systems, Inc.
November 11, 1996
Page 2

        Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                                     Very truly yours,


                                                    /S/ PIPER & MARBURY L.L.P.